Exhibit 13.2.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report, as amended, of Meridian Co., Ltd. (the "Company") on Form 20-F for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John YC Myung, Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/Hyeon-Seong Myeong

 Name: Hyeon-Seong Myeong

 Title: CFO, Director

 Date: August 10, 2012